Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CareMatrix Corporation on Forms S-8 (File Nos. 333-18103 and 333-34727) of our report dated February 6, 1998 on our audits of the financial statements and financial statement schedule of CareMatrix Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


Boston, Massachusetts
March 27, 1998